EXHIBIT 99.1

Dolphin Entertainment Announces 1-for-5 Reverse Stock Split

NEW YORK, NY and LOS ANGELES, CA / ACCESSWIRE / November 25, 2020 / Dolphin Entertainment, Inc. (NASDAQ:DLPN), a leading independent entertainment marketing and premium content production company, today announced that the company will effect a 1-for-5 reverse split of its issued and outstanding shares of common stock. The reverse stock split will become effective November 27, 2020 at 12:01 a.m. EDT. Shares of the company's common stock will trade on a split-adjusted basis on The NASDAQ Capital Market, as of the opening of trading on Friday, November 27, 2020. The new CUSIP number for the Company’s common stock will be 25686H 209.

The reverse stock split is being affected as part of the company's plan to regain compliance with the $1.00 minimum bid price continued listing requirement of The NASDAQ Capital Market.

When the reverse stock split becomes effective, every five shares of Dolphin Entertainment’s common stock will be automatically combined into one new share of common stock. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the company will issue one whole share of the post-split common stock to any stockholder of record who otherwise would have received a fractional share as a result of the reverse stock split.

The reverse stock split will reduce the number of shares of outstanding common stock from approximately 32.8 million shares to approximately 6.6 million shares.

Dolphin Entertainment’s transfer agent is Nevada Agency and Transfer Company. Stockholders holding paper certificates representing pre-split holdings can contact our transfer agent by calling 775-322-0626 for the procedure to exchange existing stock certificates for new stock certificates or book-entry shares. Certificates representing pre-split holdings will be deemed to represent the stockholder's past split holdings until the stockholder presents the certificate to the transfer agent.  Stockholders who are holding their shares in electronic form at their brokerage firms do not have to take any action as the effects of the reverse stock split will automatically be reflected in their brokerage accounts.

About Dolphin Entertainment, Inc.
Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West, The Door and Shore Fire Media, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the film, television, music and hospitality industries. Viewpoint Creative and Be Social complement their efforts with full-service creative branding and production capabilities as well as social media and influencer marketing services. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com